Exhibit 99.1 PRESS RELEASE

MSCI Launches Private Offering of $500 Million

Senior Notes Due 2026

New York – May 14, 2018 – MSCI Inc. (NYSE: MSCI) (“MSCI”), a leading provider of indexes and portfolio construction and risk management tools and services for global investors, announced today that it is proposing to issue $500.0 million aggregate amount of senior notes due 2026 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will mature in November 2026. The proposed offering is subject to market and other conditions. If the offering is successfully placed, MSCI intends to use the net proceeds from the offering for general corporate purposes, including, without limitation, buybacks of its common stock and potential acquisitions. The notes will be senior unsecured obligations of MSCI and will be guaranteed by MSCI and certain of its domestic subsidiaries.

The notes are being offered only to (i) persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About MSCI

For more than 45 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 99 of the top 100 largest money managers, according to the most recent P&I ranking.

MSCI Inc. Contact

Investors

Andrew Wiechmann	andrew.wiechmann@msci.com	+ 1 212 804 3986

Media

Samuel Wang	samuel.wang@msci.com	+ 1 212 804 5244

PRESS RELEASE

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2018 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.